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                                                                   EXHIBIT 10.46


            KEY EXECUTIVE PREFERRED STOCK OPTION PURCHASE AGREEMENT


     This Agreement is entered into as of September 6, 1996 by and among Scott
R. Watterson and Gary E. Stevenson (collectively, the "Sellers") and IHF
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Capital, Inc., a Delaware corporation ("IHF Capital").
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     The Sellers own in the aggregate options exercisable for ____ shares (the

"Executive Preferred Options") of the Series A Preferred Stock, $0.01 par value
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per share (the "Preferred Stock"), of IHF Holdings, Inc., a Delaware
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corporation. The Sellers have reviewed the Stock and Warrants Purchase Agreement among IHF Capital, Weider Health and Fitness, a Nevada corporation, and certain of its affiliates and related parties dated as of the date hereof (the "Weider
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Stock Agreement"). The Sellers wish to sell the Executive Preferred Options to
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IHF Capital contemporaneously with the sale of Preferred Stock pursuant to the
Weider Stock Agreement. Therefore, in consideration of the foregoing and the mutual agreements and covenants set forth below, the parties hereto agree as follows:

     1.  Purchase of Executive Preferred Options.  Contemporaneously with the
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purchase of Preferred Stock pursuant to the Weider Stock Agreement, IHF Capital agrees to purchase from the Sellers, and the Sellers severally agree to sell to IHF Capital, all the Executive Preferred Options at an aggregate purchase price equal of $______. The purchase price shall be allocated $_____ to Watterson and $_____ to Stevenson. The Sellers shall severally deliver certificates evidencing the Executive Preferred Options owned by them, together with transfer powers in form satisfactory to IHF Capital. Notwithstanding the foregoing, in the event that the closing of the Weider Stock Agreement and all related transactions thereto does not occur on or before October 31, 1996, then IHF Capital shall make appropriate adjustments to the purchase price for the Executive Preferred Options to account for any and all accrued and unpaid dividends for which each of the Sellers would be entitled to for the period from September 1, 1996 to the closing date had each Seller exercised his respective Executive Preferred Options.

     2.  Representations and Warranties.  Each Seller severally represents and
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warrants that (a) such Seller has good and valid title to, and record and beneficial ownership of, the Executive Preferred Options in the following amounts: _____ shares by Watterson and ____ shares by Stevenson, free and clear of all liens, encumbrances, security interests and adverse claims (other than the right of IHF Capital to purchase the Executive Preferred Options pursuant to this Agreement) and (b) such Seller has full right (and all authorizations and approvals required by law to be obtained by him, provided that such Seller makes no representation as to the applicability of, or compliance with, federal or state securities laws) to sell the Executive Preferred Options owned by him and deliver to IHF Capital certificates and transfer powers for such Executive Preferred Options.

     3.  Assignment of Claims; Covenants Not to Sue.  To the extent that IHF
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Capital is assigned any and all rights and claims that the Weider Investors (as such term is defined in the Weider Stock Agreement) may then have, either directly or indirectly, against either of the
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Sellers in any capacity, pursuant to Section 4.4 of the Weider Stock Agreement
(the "Assigned Seller Claims"), IHF hereby agrees (a) that simultaneously with the purchase of the Executive Preferred Options pursuant to this Agreement, IHF Capital shall be deemed to have assigned to each Seller the Assigned Seller Claims that IHF Capital may then have, either directly or indirectly, against such Seller; (b) that it will not institute or maintain, cause to be instituted or maintained, or assist in instituting or maintaining any demand, action, claim, law suit, arbitration or a similar proceeding in any capacity whatsoever against either Seller based upon any of the assigned Seller Claims; and (c) to indemnify each Seller for and against any and all costs, damages, liabilities or other expenses (including, without limitation, attorneys' fees) reasonably incurred by such Seller by reason of any violation of clause (b) above.

     4.  General.  This Agreement shall terminate upon the termination of the
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Weider Stock Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed one and the same instrument. Each of the parties hereto shall deliver to the other such additional instruments as the requesting party may reasonably request for the purpose of consummating the transactions contemplated by this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall inure to the benefit of, and shall be binding upon, each of the parties hereto and their heirs, executors, administrators, successors and assigns, as the case may be.

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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.


                                        IHF CAPITAL, INC.


                                        By:  [SIGNATURE APPEARS HERE]
                                            -------------------------
                                            Name:
                                            Title:

                                        /s/ Scott R. Watterson
                                        -------------------------
                                        SCOTT R. WATTERSON



                                        /s/ Gary E. Stevenson
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                                        GARY E. STEVENSON